FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Benjamin Spicehandler/Columbia Clancy, FGS Global,
212-687-8080 (U.S.)
44(0)2031788914 (Europe)
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000
DOUGLAS ELLIMAN INC. REPORTS UPDATED FIRST QUARTER 2023 FINANCIAL RESULTS

MIAMI, FL, May 11, 2023 - Douglas Elliman Inc. (NYSE:DOUG) today announced updates to its previously issued first quarter 2023 financial results. The updates reflect the impact of changes to its real estate agent commission expense in the Company’s real estate brokerage segment.

Impact on GAAP Financial Results

The impact on Douglas Elliman’s previously reported Condensed Consolidated Statement of Operations for the three months ended March 31, 2023, which was previously included in Table 1 to the Company’s press release issued on May 9, 2023, is as follows:
•Revenues did not change;
•Real estate agent commissions expense increased by $3.2 million;
•Operating loss increased by $3.2 million;
•Income tax benefit increased by $0.8 million;
•Net loss attributed to Douglas Elliman increased by $2.5 million; and
•Earnings per diluted common share decreased from a loss of $0.20 to a loss of $0.23.
Impact on Non-GAAP Financial Results
The impact on Douglas Elliman’s previously reported Non-GAAP Financial Results for the three months ended March 31, 2023, which were previously included in Tables 2 and 3 of the Company’s press release issued on May 9, 2023, is summarized below. There was no change to Table 4 in the Company’s press release issued on May 9, 2023.
•Adjusted EBITDA attributed to Douglas Elliman has been updated to a loss of $17.6 million from a loss of $14.4 million;
•Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment has been updated to a loss of $13.0 million from a loss of $9.7 million; and

•Adjusted Net Loss attributed to Douglas Elliman has been updated to $16.8 million, or $0.22 per diluted share, from $14.3 million, or $0.19 per diluted share.
Douglas Elliman’s Quarterly Report on Form 10-Q is being filed shortly and will include these adjustments.
The following is an updated report of Douglas Elliman’s first quarter 2023 results.
GAAP Financial Results
First quarter 2023 revenues were $214.0 million, compared to revenues of $308.9 million for the first quarter of 2022. The Company recorded an operating loss of $23.8 million for the first quarter of 2023, compared to operating income of $7.9 million for the first quarter of 2022. Net loss attributed to Douglas Elliman for the first quarter of 2023 was $17.6 million, or $0.23 per diluted common share, compared to net income of $6.5 million, or $0.08 per diluted common share, for the first quarter of 2022.
Non-GAAP Financial Measures
Non-GAAP financial measures include adjustments for stock-based compensation, equity in (losses) earnings from equity method investments and other, net (for purposes of Adjusted EBITDA). Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months ended March 31, 2023 and 2022 and the last twelve months ended March 31, 2023 are included in Tables 2, 3 and 4.
Three months ended March 31, 2023 compared to the three months ended March 31, 2022
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were a loss of $17.6 million for the first quarter of 2023, compared to income of $12.7 million for the first quarter of 2022.
Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment (as described in Table 2 attached hereto) were a loss of $13.0 million for the first quarter of 2023, compared to income of $17.7 million for the first quarter of 2022.
Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $16.8 million, or $0.22 per diluted share, for the first quarter of 2023, compared to Adjusted Net Income attributed to Douglas Elliman of $6.5 million, or $0.08 per diluted share, for the first quarter of 2022.
Gross Transaction Value
For the first quarter of 2023, Douglas Elliman’s brokerage segment achieved gross transaction value of approximately $7.3 billion, compared to approximately $11.7 billion for the first quarter of 2022. For the last twelve months ended March 31, 2023 and the year ended December 31, 2022, Douglas Elliman’s brokerage segment achieved gross transaction value of approximately $38.6 billion and $42.9 billion, respectively. For the last twelve months ended March 31, 2023, Douglas Elliman’s brokerage segment reported an average price per transaction of $1.608 million.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $123.7 million at March 31, 2023. This significant liquidity places the Company in a position of strength in the market.
Non-GAAP Financial Measures
Adjusted EBITDA attributed to Douglas Elliman and Adjusted Net Income attributed to Douglas Elliman (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.
The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2, 3 and 4 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2023 and 2022 and the last twelve months ended March 31, 2023.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Connecticut, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2022 Annual Report on Form 10-K and, when filed, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
Revenues:
Commissions and other brokerage income	$202,036	$295,109
Property management	8,777	9,199
Other ancillary services	3,169	4,592
Total revenues	213,982	308,900

Expenses:
Real estate agent commissions	156,102	223,422
Sales and marketing	21,239	19,306
Operations and support	18,893	18,091
General and administrative	32,295	32,830
Technology	6,012	5,293
Depreciation and amortization	2,039	2,079
Restructuring	1,210	—
Operating (loss) income	(23,808)	7,879

Other income (expenses):
Interest income	1,105	39
Equity in (losses) earnings from equity-method investments	(73)	532
Investment and other (loss) income	(454)	752
(Loss) income before provision for income taxes	(23,230)	9,202
Income tax (benefit) expense	(5,390)	2,917

Net (loss) income	(17,840)	6,285

Net loss attributed to non-controlling interest	216	225

Net (loss) income attributed to Douglas Elliman Inc.	$(17,624)	$6,510

Per basic common share:

Net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.23)	$0.08

Per diluted common share:

Net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.23)	$0.08

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022

Net (loss) income attributed to Douglas Elliman Inc.	$(29,756)	$(5,622)	$(17,624)	$6,510
Interest income, net	(2,845)	(1,779)	(1,105)	(39)
Income tax (benefit) expense	(1,804)	6,503	(5,390)	2,917
Net loss attributed to non-controlling interest	(768)	(777)	(216)	(225)
Depreciation and amortization	7,972	8,012	2,039	2,079
EBITDA	$(27,201)	$6,337	$(22,296)	$11,242

Equity in losses (earnings) from equity-method investments (a)	1,168	563	73	(532)
Stock-based compensation expense (b)	11,309	11,138	2,823	2,652
Restructuring charges	1,210	—	1,210	—
Other, net	(2,223)	(3,429)	454	(752)
Adjusted EBITDA	(15,737)	14,609	(17,736)	12,610
Adjusted EBITDA attributed to non-controlling interest	316	342	91	117
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(15,421)	$14,951	$(17,645)	$12,727

Operating (loss) income by Segment:
Real estate brokerage	$(9,891)	$21,993	$(17,343)	$14,541
Corporate and other	(26,337)	(26,534)	(6,465)	(6,662)
Total	$(36,228)	$(4,541)	$(23,808)	$7,879

Real estate brokerage segment
Operating (loss) income	$(9,891)	$21,993	$(17,343)	$14,541
Depreciation and amortization	7,972	8,012	2,039	2,079
Stock-based compensation	4,289	4,195	1,019	925
Restructuring charges	1,210	—	1,210	—
Adjusted EBITDA	3,580	34,200	(13,075)	17,545
Adjusted EBITDA attributed to non-controlling interest	316	342	91	117
Adjusted EBITDA attributed to Douglas Elliman Inc.	$3,896	$34,542	$(12,984)	$17,662

Corporate and other segment
Operating loss	$(26,337)	$(26,534)	$(6,465)	$(6,662)
Stock-based compensation	7,020	6,943	1,804	1,727
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(19,317)	$(19,591)	$(4,661)	$(4,935)

a.Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b.Represents amortization of stock-based compensation. $4,289, $1,019, $925, and $4,195 are attributable to the Real estate brokerage segment for the last twelve months ended March 31, 2023, the three months ended March 31, 2023, and 2022, and the year ended December 31, 2022, respectively. $7,020, $1,804, $1,727, and $6,943 are attributable to the Corporate and other segment for the last twelve months ended March 31, 2023, the three months ended March 31, 2023 and 2022, and the year ended December 31, 2022, respectively.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET (LOSS) INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2023	2022

Net (loss) income attributed to Douglas Elliman Inc.	$(17,624)	$6,510

Restructuring charges	1,210	—
Total adjustments	1,210	—

Tax expense related to adjustments	(369)	—

Adjusted net (loss) income attributed to Douglas Elliman Inc.	$(16,783)	$6,510

Per diluted common share:

Adjusted net (loss) income applicable to common shares attributed to Douglas Elliman Inc.	$(0.22)	$0.08

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2023	2022
Revenues:
Commissions and other brokerage income	$1,006,812	$1,099,885	$202,036	$295,109
Property management	35,600	36,022	8,777	9,199
Other ancillary services	15,847	17,270	3,169	4,592
Total revenues	$1,058,259	$1,153,177	$213,982	$308,900

Gross transaction value (in billions)	$38.6	$42.9	$7.3	$11.7
Total transactions	23,988	26,573	4,627	7,212